                                                                   Exhibit 10.10

--------------------------------------------------------------------------------



                         RECEIVABLES PURCHASE AGREEMENT

                          Dated as of September 1, 2002

                                     between

                              CONN FUNDING II, L.P.
                                  as Purchaser,

                                       and

                           CONN APPLIANCES, INC., and
                                    CAI, L.P.
                      collectively as Originator and Seller

                                       and

                              CONN FUNDING I, L.P.
                                as Initial Seller

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                                                Page
ARTICLE I             DEFINITIONS                                                                                 1

   SECTION 1.1             Certain Defined Terms                                                                  1
   SECTION 1.2             Accounting and UCC Terms                                                               4


ARTICLE II            AMOUNTS AND TERMS OF THE PURCHASES                                                          4

   SECTION 2.1             Purchase of Receivables                                                                4
   SECTION 2.2             Purchase Price                                                                         5
   SECTION 2.3             Payment of Purchase Price                                                              5
   SECTION 2.4             Repurchase of Ineligible Receivables                                                   6
   SECTION 2.5             Returns and Refinancings                                                               6
   SECTION 2.6             Finance Charges                                                                        7
   SECTION 2.7             Allocations of Collections                                                             7


ARTICLE III           CONDITIONS TO PURCHASES                                                                     7

   SECTION 3.1             Conditions Precedent to Purchaser's Initial Purchase                                   7
   SECTION 3.2             Conditions Precedent to All Purchases                                                  8
   SECTION 3.3             Conditions Precedent to Originator's Initial Sale                                      9


ARTICLE IV            REPRESENTATIONS AND WARRANTIES                                                              9

   SECTION 4.1             Representations and Warranties of the Parties                                          9
   SECTION 4.2             Additional Representations of the Originator                                          10


ARTICLE V             GENERAL COVENANTS                                                                          13

   SECTION 5.1             Affirmative Covenants of the Originator and the Initial Seller                        13
   SECTION 5.2             Negative Covenants of the Originator and the Initial Seller                           18


ARTICLE VI            ADMINISTRATION AND COLLECTION OF PURCHASED RECEIVABLES                                     19

   SECTION 6.1             Collection Procedures                                                                 19
   SECTION 6.2             Purchase Information                                                                  20
   SECTION 6.3             Compliance Statements                                                                 21
   SECTION 6.4             [Reserved]                                                                            21
   SECTION 6.5             Termination                                                                           21
   SECTION 6.6             Limitation on Liability of the Originator, the Initial Seller and Others              21
   SECTION 6.7             Responsibilities of the Originator                                                    22
   SECTION 6.8             Repossessed Merchandise                                                               22


ARTICLE VII           PURCHASE TERMINATION EVENTS                                                                22

                               TABLE OF CONTENTS
                                  (continued)


                                                                                                                Page
   SECTION 7.1             Purchase Termination Events                                                           22
   SECTION 7.2             Remedies                                                                              23


ARTICLE VIII          INDEMNIFICATION                                                                            24

   SECTION 8.1             Indemnities by the Originator and the Initial Seller                                  24


ARTICLE IX            THE ORIGINATOR NOTE                                                                        26

   SECTION 9.1             Originator Note                                                                       26
   SECTION 9.2             Restrictions on Transfer of Originator Note                                           27


ARTICLE X             MISCELLANEOUS                                                                              27

   SECTION 10.1            Amendments, Etc                                                                       27
   SECTION 10.2            Notices Etc                                                                           27
   SECTION 10.3            No Waiver; Remedies                                                                   28
   SECTION 10.4            Binding Effect; Governing Law                                                         28
   SECTION 10.5            Costs, Expenses and Taxes                                                             28
   SECTION 10.6            No Bankruptcy Petition                                                                29
   SECTION 10.7            Acknowledgment of Assignments                                                         29
   SECTION 10.8            Waiver of Setoff                                                                      29
   SECTION 10.9            Severability                                                                          29
   SECTION 10.10           Counterparts                                                                          29
   SECTION 10.11           Grant of License to Use Trademarks                                                    29
   SECTION 10.12           Jurisdiction; Consent to Service of Process                                           30
   SECTION 10.13           Third Party Beneficiaries                                                             30
   SECTION 10.14           Confirmation of Intent                                                                30
   SECTION 10.15           [Reserved]                                                                            31
   SECTION 10.16           Section and Paragraph Headings                                                        31
   SECTION 10.17           Interpretation                                                                        31
   SECTION 10.18           Interest                                                                              31

Exhibit A         Form of Originator Note
Exhibit B         Form of Purchase Report
Exhibit C         Form of Non-Petition Letter
Schedule I        Receivable Schedule
Schedule II       Offices Where Books, Records, Etc. Evidencing Receivables are Kept
Schedule III      [Reserved]
Schedule IV       List of Trade Names
Schedule V        Authorized Officers of Originator
Schedule VI       Form of Revolving Charge Account Agreement and Installment Contract
Schedule VII      Perfection Representations, Warranties and Covenants

                         RECEIVABLES PURCHASE AGREEMENT

     RECEIVABLES PURCHASE AGREEMENT dated as of September 1, 2002, by and between CONN APPLIANCES, INC. ("Conn"), a Texas corporation, CAI, L.P. ("CAI"), a Texas limited partnership, as originators and sellers (collectively, the "Originator"), CONN FUNDING I, L.P., as initial seller (the "Initial Seller"), and CONN FUNDING II, L.P., a Texas limited partnership, as purchaser (the "Purchaser").

                              W I T N E S S E T H:

     WHEREAS, the Originator intends to sell Receivables to the Purchaser on the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, the Initial Seller intends to sell the Initial Receivables on the Initial Closing Date, which were acquired from the Originator, to the Purchaser on the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, to obtain the necessary funds to purchase such Initial Receivables and other Receivables, the Purchaser and Wells Fargo Bank Minnesota, National Association, as Trustee ("Trustee"), have entered into the Base Indenture, dated as of the date hereof (the "Indenture");

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     SECTION 1.1 Certain Defined Terms. Capitalized terms used in this Agreement but not defined herein shall have the meanings assigned to such terms in the Indenture. This Agreement is the Purchase Agreement referred to in the Indenture. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Adjusted Amount Financed" shall mean the amount disclosed for Truth in Lending purposes as the "amount financed" on an Eligible Installment Contract Receivable minus any component of such amount financed that represents any amount refinanced from another Installment Contract Receivable previously transferred to the Purchaser unless such previously transferred Installment Contract Receivable had been repurchased by the Originator pursuant to Section 2.4.

     "Authorized Officers" shall mean those officers of the Originator designated in Schedule V hereto (or in such other Schedule as may be delivered to the parties hereto from time to time) as duly authorized to execute and deliver this Agreement and any instruments or documents in connection herewith on behalf of such Originator and to take, from time to time, all other actions on behalf of the Originator in connection herewith.

     "Available Cash" shall mean, on any date, without duplication, the amount on deposit in the Principal Account that exceeds the Principal Account Floor on such date; provided that the amount of "Available Cash" shall be deemed to equal zero if a Pay Out or a Potential Pay Out Event has occurred and is continuing.

     "Business Day" shall mean a day on which each of Originator and Purchaser is open at its respective address specified in this Agreement for the purpose of conducting its business, except in respect of such performance or rights under this Agreement as involve the Trustee then such term shall have the meaning assigned to it by the Indenture.

     "Cash Purchase Price" has the meaning assigned to that term in Section
2.3(a)

     "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum outstanding principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.

     "Date of Processing" means, with respect to any transaction, the date on which such transaction is first recorded in the Originator's computer files (without regard to the effective date of such recordation).

     "Governmental Authority" means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Highest Lawful Rate" means the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received under this Agreement, under laws applicable to the Originator, the Initial Seller and the Purchaser that are presently in effect or, to the extent allowed by law, under such applicable laws that may hereafter be in effect and that allow a higher maximum nonusurious interest rate than applicable laws now allow.

     "Incipient Purchase Termination Event" shall mean any condition, act or event specified in Section 7.1 that, with the giving of notice or the lapse of time, or both, would become a Purchase Termination Event.

     "Indenture" has the meaning assigned to that term in the recitals.

     "Ineligible Receivables" has the meaning assigned to that term in Section 2.4(a).

     "Initial Receivable" shall mean those Receivables owned by the Initial Seller and conveyed to the Purchaser hereunder as of the Initial Closing Date.

     "Initiation Date" shall mean, with respect to any Receivable, the date of the transaction that gave rise to the original Outstanding Principal Balance of such Receivable.

     "Installment Contract Receivable" shall mean any indebtedness of an Obligor arising under an Installment Contract.

     "Inventory Lender" shall mean any lender that shall finance any Originator's inventory purchases and obtain a lien upon such inventory.

     "Optional Retail Discount Percentage" shall mean, with respect to a Purchased Receivable, a percentage that Purchaser and Originator have agreed upon in writing at the time of sale of such Purchased Receivable (which shall not exceed 100%).

     "Originator Notes" shall have the meaning set forth in Section 9.1(a).

     "Purchase Date" has the meaning assigned to that term in Section 2.3(a).

     "Purchase Price" has the meaning assigned to that term in Section 2.2.

     "Purchase Report" means a report in the form of Exhibit B.

     "Purchase Termination Date" shall mean the date on which the Purchaser's obligation to purchase Receivables shall terminate pursuant to Section 7.1.

     "Purchase Termination Event" has the meaning assigned to that term in
Section 7.1.

     "Purchased Receivable" shall mean any Receivable purchased (or purported to be purchased) by the Purchaser pursuant to the terms hereof.

     "Receivable" means the indebtedness of any Obligor under a Contract, whether constituting an account, chattel paper, an instrument, a general intangible, payment intangible, promissory note or otherwise, and shall include
(i) the right to payment of such indebtedness and any interest or finance charges and other obligations of such Obligor with respect thereto (including, without limitation, the principal amount of such indebtedness, periodic finance charges, late fees and returned check fees), and (ii) all proceeds of, and payments or Collections on, under or in respect of any of the foregoing. If an Installment Contract is rewritten for credit reasons, the indebtedness under the new Installment Contract shall, for purposes of the Transaction Documents, constitute the same Receivable as existed under the original Installment Contract, unless such indebtedness is a Non-Purchased Receivable (in which case, the original Receivable shall cease to be a Receivable for purposes of the Transaction Documents upon payment in accordance with Section 2.5 with respect thereto). If an Installment Contract is refinanced in connection with the purchase of additional Merchandise, the original Receivable shall cease to be a Receivable for purposes of the Transaction Documents upon payment in accordance with Section 2.5 with respect thereto and the indebtedness under the new Installment Contract shall constitute a new Receivable for purposes of the Transaction Documents upon the sale thereof to the Purchaser pursuant to Section 2.1.

     "Receivable File" means with respect to a Receivable, (i) the Installment Contract or Revolving Charge Account Agreement related to such Receivable, (ii) each UCC financing statement related thereto, if any, and (iii) the application, if any, of the related Obligor to obtain the financing extended by such Receivable; provided that such Receivable File may be converted to microfilm or other electronic media within six months after the origination date for the related Receivable.

     "Receivables Schedule" shall mean the receivables schedule (which may be in the form of a computer file or microfiche list) in the form of Schedule I as supplemented for the addition of Subsequently Purchased Receivables in accordance with Section 2.1(b).

     "Repurchase Amount" shall have the meaning assigned to such term in Section 2.4(a).

     "Retail Charges" shall mean any credits to a Revolving Charge Receivable representing purchases by an Obligor of Merchandise.

     "Solvent" means with respect to any Person that as of the date of determination both (A)(i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including Contingent Liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (B) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     "Subsequently Purchased Receivable" shall mean any Receivable purchased hereunder as of any date after the Initial Closing Date.

     SECTION 1.2 Accounting and UCC Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP; and all terms used in
Article 9 of the UCC that are used but not specifically defined herein are used herein as defined therein.

                                   ARTICLE II
                       AMOUNTS AND TERMS OF THE PURCHASES

     SECTION 2.1 Purchase of Receivables.

     (a) The Originator and, with respect to the Initial Closing Date, the Initial Seller, each hereby sells, assigns, transfers and conveys to the Purchaser on each Purchase Date, on the terms and subject to the conditions specifically set forth herein, all of its respective right, title and interest, in, to and under (i) all Receivables, other than Non-Purchased Receivables, now existing or arising hereafter and prior to the Purchase Termination Date and all payment and enforcement rights (but not any obligations) to, in and under the related Installment Contracts and Revolving Charge Account Agreements, all Related Security and Receivable Files, (ii) all monies due or to become due with respect to the foregoing received on or after the Cut-Off Date, including any Finance Charges arising in respect thereto, and all collateral security therefor, (iii) all proceeds of the foregoing, including, without limitation, insurance proceeds relating thereto and (iv) all Recoveries.

     (b) On any Purchase Date, all of Originator's and, with respect to the Initial Closing Date, the Initial Seller's right, title and interest in and to the Purchased Receivables other than Non-Purchased Receivables shall be sold, assigned, transferred and conveyed to the Purchaser by the sale, assignment, transfer and conveyance set forth in paragraph (a) above without any further action by the Originator. The Originator and, with respect to the Initial Closing Date, the Initial Seller must deliver to the Purchaser and the Servicer an updated Receivable Schedule which shall include all newly Purchased Receivables, which updated Receivable Schedule shall be delivered on the Initial Closing Date and thereafter with each Purchase Report delivered pursuant to
Section 6.2(a).

     (c) The parties to this Agreement intend that the transactions contemplated hereby shall be, and shall be treated as, a purchase by the Purchaser and a sale by the Initial Seller and the Originator of the Purchased Receivables and not as a lending transaction. All sales of Receivables by the Initial Seller and the Originator hereunder shall be without recourse to, or representation or warranty of any kind (express or implied) by, the Originator, except as otherwise specifically provided herein. The foregoing sale, assignment, transfer and conveyance does not constitute and is not intended to result in a creation or assumption by the Purchaser of any obligation of the Originator, the Initial Seller or any other Person in connection with the Purchased Receivables, the Contracts or any other agreements relating thereto, including, without limitation any obligation to any Obligor.

     SECTION 2.2 Purchase Price. (a) The amount payable by the Purchaser (the "Purchase Price") for (a) the Initial Receivables shall be $274,769,443.89, and the assumption of the Initial Seller's note to CAI, L.P. (which note shall be amended and restated), representing a portion of Initial Seller's purchase price of the Initial Receivables and (b) the newly created Purchased Receivables sold on any Purchase Date to the Purchaser under this Agreement shall equal the sum of (i) the Adjusted Amount Financed on all Installment Contract Receivables being purchased, and (ii) the sum of all Retail Charges on all Revolving Charge Receivables being purchased, which sum may be multiplied by the Optional Retail Discount Percentage.

     SECTION 2.3 Payment of Purchase Price.

     (a) The Purchase Price for Purchased Receivables shall be paid or provided for in the manner provided below on the Initial Closing Date and each day thereafter that a Purchase Report is prepared and delivered to the Purchaser in accordance with Section 6.2 (each a "Purchase Date"). The Purchase Price shall be paid by the Purchaser on each Purchase Date as follows:

          (i) (A) in the case of the Initial Receivables, a cash payment made by the Purchaser to the Initial Seller in the amount of $229,344,870.97, and
     (B) a cash payment
     made by the Purchaser to the Originator in an amount not to exceed Available Cash (the amount set forth in clause (A) or clause (B), the "Cash Purchase Price"); and

          (ii) the balance of the Purchase Price to the Originator shall be payable by means of an increase in the principal amount of the Originator Note.

     (b) All payments hereunder shall be made not later than 4:00 p.m. (New York time) on the date specified therefor in lawful money of the United States of America in same day funds (i) if to the Originator, to the bank account designated in writing by the Originator to the Purchaser and (ii) if to the Purchaser, to the Collection Account. Whenever any payment to be made hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

     SECTION 2.4 Repurchase of Ineligible Receivables.

     (a) If any of the representations or warranties of the Originator contained in subsection (a) or (b) of Section 4.2 was not true with respect to any Purchased Receivable as of the applicable Purchase Date in any material respect (any such Purchased Receivable, an "Ineligible Receivable"), the purchase of such Ineligible Receivable shall be rescinded, the Originator to repurchase such Ineligible Receivable from the Purchaser for an amount (the "Repurchase Amount") equal to the Outstanding Principal Balance of such Ineligible Receivable on the next Purchase Date or, if the Purchase Termination Date has occurred or if a Pay Out Event or a Potential Pay Out Event has occurred and is continuing, on the next Business Day. Prior to the Purchase Termination Date and if no Pay Out Event or Potential Pay Out Event has occurred and is continuing, such Repurchase Amount shall be paid (i) by reducing the Purchase Price payable by the Purchaser to the Originator on the applicable Purchase Date pursuant to Section 2.2 hereof, and (ii) to the extent such Repurchase Amount exceeds the Purchase Price payable on such Purchase Date, by reducing the amount of the Originator Note on such Purchase Date (or, once the amount of the Originator Note has been reduced to zero, by making a cash payment to the Collection Account). On or subsequent to the Purchase Termination Date or if a Pay Out Event or a Potential Pay Out Event has occurred and is continuing, such Repurchase Amount shall be paid by wire transfer of cash to the Collection Account.

     (b) The Purchaser and the Originator agree that after payment of the Repurchase Amount for an Ineligible Receivable as provided in clause (a) above, such Ineligible Receivable shall no longer constitute a Purchased Receivable for purposes of this Agreement.

     (c) Except as expressly set forth herein, the Originator shall not have any right under this Agreement, by implication or otherwise, to repurchase from the Purchaser any Purchased Receivables or to rescind or otherwise retroactively affect any purchase of any Purchased Receivables after the Purchase Date relating thereto.

     SECTION 2.5 Returns and Refinancings. The Originator may accept a return of Merchandise for full or partial credit to, or make an adjustment (including, without limitation, any adjustment resulting from the exercise of any Cash Option) in, the principal amount or finance or other charges accrued or payable with respect to the related Receivable and may prior to the Purchase Termination Date refinance any Receivable in connection with the purchase of additional Merchandise or for other reasons, provided that, with respect to Purchased Receivables, such credit, adjustment or refinancing is made in accordance with the Credit and Collection Policy. The aggregate amount of all such credits, adjustments and refinancings made by the Originator subsequent to each Purchase Date in accordance with the Credit and Collection Policy shall be due and payable to the Purchaser on the next Purchase Date following the Date of Processing in respect thereof or, if the Purchase Termination Date has occurred, on the next Business Day following such Date of Processing. The amounts due to the Purchaser pursuant to the preceding sentence shall be paid on the due date therefor (i) by reducing the Purchase Price, if any, payable by the Purchaser on such date, and (ii) to the extent the amount due exceeds the Purchase Price payable on such date, by wire transfer of cash to the Collection Account.

     SECTION 2.6 Finance Charges. Finance Charges, whenever created (whether prior to or after the occurrence of a Purchase Termination Event) and whenever received (prior to or after the occurrence of a Purchase Termination Event), accrued in respect of Purchased Receivables shall be the property of the Purchaser and all Collections with respect thereto shall be allocated and treated as Collections in respect of Purchased Receivables.

     SECTION 2.7 Allocations of Collections. For purposes of determining the Outstanding Principal Balances of Purchased Receivables at any time, the Purchaser, the Initial Seller and the Originator agree that the Initial Seller and the Originator shall apply all Collections on a Receivable by Receivable basis.

                                  ARTICLE III
                             CONDITIONS TO PURCHASES

     SECTION 3.1 Conditions Precedent to Purchaser's Initial Purchase. The obligation of the Purchaser to purchase Receivables hereunder on the occasion of the Initial Closing Date is subject to the conditions precedent (any one or more of which can be waived by the Purchaser) that (a) the Indenture and the other Transaction Documents shall be in full force and effect and all conditions to the initial advance under the Indenture shall have been satisfied or waived, (b) the Purchaser shall have received on or before such Purchase Date the following, each (unless otherwise indicated) dated the Purchase Date and in form and substance satisfactory to the Purchaser and (c) the conditions set forth in clauses (iii), (iv) and (v) shall have been satisfied:

          (i) a copy of duly adopted resolutions of the Board of Directors of the Originator and the Initial Seller (or of its general partner, if applicable) authorizing or ratifying the execution, delivery and performance, respectively, of the Transaction Documents to which it is a party, certified by the Secretary or Assistant Secretary of the Originator or the Initial Seller (or of its general partner, if applicable), as applicable;

          (ii) a duly executed certificate of the Secretary or an Assistant Secretary of the Originator and the Initial Seller (or of its general partner, if applicable) certifying the names and true signatures of the Authorized Officers authorized on behalf of the Originator and the Initial Seller to sign the Transaction Documents to which it is a party;

          (iii) the Originator and the Initial Seller, as applicable, shall have filed and recorded, at its own expense, UCC-1 financing statements with respect to the Purchased

     Receivables in such manner and in such jurisdictions as are necessary or desirable to perfect the Purchaser's ownership interest thereof under the UCC and delivered a file-stamped copy of such UCC-1 financing statements or other evidence of such filings to the Purchaser and the Trustee on or prior to the date hereof; and all other action necessary or desirable, in the opinion of the Purchaser or the Trustee, to establish the Purchaser's ownership of the Purchased Receivables shall have been duly taken;

          (iv) the Originator and the Initial Seller, as applicable, shall have delivered to the Purchaser and the Trustee the Receivable Schedule;

          (v) the Purchaser and the Trustee shall have received photocopies of reports of UCC searches in the central filing office of the Originator and the Initial Seller and any necessary local offices of the Originator and the Initial Seller with respect to the Purchased Receivables reflecting the absence of Liens thereon, except the Liens created hereunder, pursuant to the Indenture in favor of the Trustee and except for Liens as to which the Purchaser has received UCC termination statements. With respect to Liens on Inventory, the Originator and the Initial Seller shall have furnished evidence that each Inventory Lender shall have no Liens in proceeds from the sale of the Initial Seller's or the Originator's Inventory that constitute Purchased Receivables; and

          (vi) the Purchaser, the Trustee and any Notice Person shall have received such other documents, certificates and opinions as the Purchaser, the Trustee or such Notice Person may request.

     SECTION 3.2 Conditions Precedent to All Purchases. The obligation of the Purchaser to purchase Receivables hereunder on each Purchase Date (including the Initial Closing Date) shall be subject to the further conditions precedent (any one of which can be waived by the Purchaser) that on such Purchase Date:

     (a) the following statements shall be true (and delivery by the Originator of a Purchase Report and the acceptance by the Originator or the Initial Seller, as applicable, of the Purchase Price for any Receivables on any Purchase Date shall constitute a representation and warranty by such Originator or the Initial Seller, as applicable, that on such Purchase Date such statements are true):

          (i) the representations and warranties of the Originator and the Initial Seller contained in Sections 4.1 and 4.2 shall be correct on and as of such Purchase Date as though made on and as of such date; and

          (ii) no Purchase Termination Event or Incipient Purchase Termination Event shall have occurred and be continuing;

     (b) the Originator and the Initial Seller, as applicable, shall have clearly and unambiguously marked its accounting records evidencing the Receivables being purchased hereunder on such Purchase Date with a legend stating that such Receivables have been sold to the Purchaser in accordance with this Agreement;

     (c) no Pay Out Event shall have occurred and be continuing under the Indenture;

     (d) no material change shall have occurred after the Initial Closing Date with respect to the Originator's or the Initial Seller's systems, computer programs, related materials, computer tapes, disks and cassettes, procedures and record keeping relating to and required for the collection of the Purchased Receivables by the Originator or the Initial Seller which makes them not sufficient and satisfactory in order to permit the purchase and administration and collection of the Purchased Receivables by the Purchaser in accordance with the terms and intent of this Agreement;

     (e) the Purchaser shall have received such other approvals, opinions or documents as the Purchaser may reasonably request; and

     (f) the Originator and the Initial Seller shall have complied with all of the covenants and satisfied all of its obligations hereunder required to be complied with or satisfied as of such date.

     SECTION 3.3 Conditions Precedent to Originator's Initial Sale. The obligation of the Originator and the Initial Seller to make its initial sale hereunder is subject to the conditions precedent that the Originator and the Initial Seller shall have received on or before the date of such sale the following, each (unless otherwise indicated) dated the day of such sale and in form and substance satisfactory to such Originator and the Initial Seller:

     (a) a copy of duly adopted resolutions of the sole member of the Purchaser's general partner authorizing this Agreement, the documents to be delivered by the Purchaser hereunder and the transactions contemplated hereby, certified by the Secretary or Assistant Secretary of the Purchaser (or of its general partner, if applicable); and

     (b) a duly executed certificate of the Secretary or Assistant Secretary of the Purchaser (or its general partner, if applicable) certifying the names and true signatures of the officers authorized on its behalf to sign this Agreement and the other documents to be delivered by it hereunder.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

     SECTION 4.1 Representations and Warranties of the Parties. The Purchaser, the Initial Seller and the Originator each represents and warrants as to itself as follows:

     (a) Each of the Originator, the Initial Seller and the Purchaser has been duly organized and is validly existing and in good standing under the laws of the state of its organization, with full power and authority to own its properties and to conduct its business as presently conducted. Each of the Originator, the Initial Seller and the Purchaser is duly qualified to do business and is in good standing as a foreign entity (or is exempt from such requirements), and has obtained all necessary licenses and approvals, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on the conduct of the Originator's, the Initial Seller's or the Purchaser's business.

     (b) The sale of Receivables pursuant to this Agreement, the performance of its obligations under this Agreement and the consummation of the transactions herein contemplated have been duly authorized by all requisite action and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to this Agreement or the other Transaction Documents) upon any of its property or assets or upon that of the Originator, the Initial Seller or the Purchaser, pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it, the Originator, the Initial Seller or the Purchaser is a party by which it, the Originator, the Initial Seller or the Purchaser is bound or to which any property or assets of it, the Originator, the Initial Seller or the Purchaser is subject, nor will such action result in any violation of the provisions of its organizational documents or of any statute or any order, rule or regulation of any federal or state court or governmental agency or body having jurisdiction over it, the Originator, the Initial Seller or the Purchaser or any of its their respective properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or any such regulatory authority or other such governmental agency or body is required to be obtained by or with respect to the Originator, the Initial Seller or the Purchaser for the sale of Receivables or the consummation of the transactions contemplated by this Agreement.

     (c) This Agreement has been duly executed and delivered by the Originator, the Initial Seller and the Purchaser and constitutes a valid and legally binding obligation of the Originator, the Initial Seller and the Purchaser, respectively, enforceable against the Originator, the Initial Seller and the Purchaser, respectively, in accordance with its terms, except that the enforceability thereof may be subject to (a) the effects of any applicable bankruptcy, insolvency, reorganization, receivership, conservatorship or other laws, regulations and administrative orders affecting the rights of creditors generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

     (d) There is no pending or, to its knowledge after due inquiry, threatened action or proceeding affecting it or any of its Subsidiaries before any court, governmental agency or arbitrator, that may reasonably be expected to materially and adversely affect its condition (financial or otherwise), operations, properties or prospects, or that purports to affect the legality, validity or enforceability of this Agreement. None of the transactions contemplated hereby is or is threatened to be restrained or enjoined (temporarily, preliminarily or permanently).

     SECTION 4.2 Additional Representations of the Originator. The Originator and, as applicable, the Initial Seller additionally represent and warrant as follows:

     (a) Eligible Receivable. Unless otherwise specified to the Purchaser and Trustee in writing prior to the applicable Purchase Date for each Receivable, all Receivables (including the Initial Receivables, as to which the Originator makes this representation and warranty) sold and assigned to the Purchaser hereunder on the Initial Closing Date are Eligible Receivables as of such Initial Closing Date and all Receivables sold and assigned to the Purchaser hereunder on any Purchase Date subsequent to the Initial Closing Date will be Eligible Receivables as of such Purchase Date.

     (b) Sale of Receivables. The Originator is, as of the time of the transfer to the Purchaser of each Receivable being sold to the Purchaser by it hereunder on the Initial Closing Date, and will be, as of the time of the transfer to the Purchaser of each Receivable sold to the

Purchaser hereunder on any subsequent Purchase Date, and the Initial Seller is, with respect to the Initial Receivables being sold to the Purchaser by it, the sole owner of such Receivable free from any Lien other than those released at or prior to such transfer. There is no effective financing statement (or similar statement or instrument of registration under the law of any jurisdiction) now on file or registered in any public office filed by or against the Originator, the Initial Seller or any Subsidiary of the Originator or the Initial Seller or purporting to be filed on behalf of the Originator, the Initial Seller or any Subsidiary of the Originator covering any interest of any kind in any Purchased Receivables and the Originator and the Initial Seller will not execute nor will there be on file in any public office any effective financing statement (or similar statement or instrument of registration under the laws of any jurisdiction) or statements relating to such Purchased Receivables, except (i) in each case any financing statements filed in respect of and covering the purchase of the Purchased Receivables by the Purchaser pursuant to this Agreement and the security interest created pursuant to the Indenture and (ii) financing statements for which a release of Lien has been obtained or that has been assigned to the Purchaser or the Trustee. All filings and recordings (including pursuant to the UCC) required to perfect the title of the Purchaser in each Receivable sold hereunder have been accomplished and are in full force and effect and the Originator and the Initial Seller shall at their expense perform all acts and execute all documents necessary or reasonably requested by the Purchaser, any Notice Person or the Trustee at any time and from time to time to evidence, perfect, maintain and enforce the title or the security interest of the Purchaser or the Trustee in the Purchased Receivables and the priority thereof.

     (c) Accuracy of Receivable Schedule/ Information. As of each applicable Purchase Date with respect to Receivables, each Receivable Schedule furnished by Originator will be an accurate and complete listing of all the Purchased Receivables as of that Purchase Date, as the case may be, and the information contained therein with respect to such Purchased Receivables is true and correct as of such date. All information heretofore furnished by, or on behalf of, Originator to the Purchaser or the Trustee in connection with any Transaction Document, or any transaction contemplated thereby, is true and accurate in every material respect (without omission of any information necessary to prevent such information from being materially misleading).

     (d) Location of Office and Records. The principal place of business and chief executive office of each of the Originator and the Initial Seller is located at 3295 College Street, Beaumont, Texas 77701. Originals or duplicates of any incidental Records evidencing Purchased Receivables that may be kept by the Originator or the Initial Seller shall be kept at, and only at, said offices, and each of the Originator and the Initial Seller will not move its principal place of business and chief executive office or permit any Records or any books evidencing the Purchased Receivables that it may hold in its possession to be moved unless (i) the Originator or the Initial Seller, as applicable, shall have given to the Purchaser, the Notice Persons and the Trustee not less than 45 days' prior written notice thereof, clearly describing the new location, and (ii) the Originator or the Initial Seller, as applicable, shall have taken such action, satisfactory to the Purchaser and the Trustee, to maintain the title or ownership of the Purchaser and any security interest of, or any filing in respect of title of, the Purchaser or the Trustee in the Purchased Receivables at all times fully perfected and in full force and effect. The Originator or the Initial Seller, as applicable, may not, in any event, move the location where it conducts any administration of the Purchased Receivables from 3295 College Street, Beaumont, Texas 77701, without the prior written consent of the Notice Persons.

     (e) Trade Names. Set forth on Schedule IV hereto is a complete and accurate list of the trade names of the Originator and the Initial Seller for the six-year period preceding the date of this Agreement.

     (f) Financial Statements. The Originator has heretofore furnished to the Purchaser and the Trustee copies of its consolidated and consolidating balance sheets and statements of income and changes in financial condition as of and for the fiscal years ended January 31, 2001 and January 31, 2002, audited by and accompanied by the opinion of Ernst & Young independent public accountants. Except as disclosed to the Trustee prior to the date of this Agreement, such financial statements present fairly in all material respects the financial condition and results of operations of Originator and its consolidated subsidiaries as of such dates and for such periods; such balance sheets and the notes thereto disclose all liabilities, direct or contingent, of the Originator and its consolidated subsidiaries as of the dates thereof required to be disclosed by GAAP and such financial statements were prepared in accordance with GAAP applied on a consistent basis. Since January 31, 2002, there has been no material adverse change in the condition (financial or otherwise), operations, properties, assets or prospects of the Originator and its Subsidiaries, taken as a whole except as disclosed in writing to the Trustee on or prior to the date hereof.

     (g) No Consent. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement, except such as have been made or obtained and are in full force and effect.

     (h) Back-Up Servicer Can Perform. Upon the delivery by the Originator to the Back-Up Servicer of the computer tapes, disks, cassettes and related materials (in a generally acceptable readable format) relating to the administration of the Purchased Receivables pursuant to Section 7.2, the Back-Up Servicer shall have been furnished with all materials and data necessary to permit immediate collection of the Purchased Receivables by the Back-Up Servicer without the participation of the Originator or the Initial Seller, in such collection.

     (i) Revolving Charge Account Agreements. No part of the Originator's or the Initial Seller's right to payment for goods sold under Revolving Charge Account Agreements and none of the Revolving Charge Receivables are evidenced by a negotiable instrument or any other instrument.

     (j) Security Interest of Purchaser. This Agreement and all related documents constitute a valid sale, transfer and assignment to the Purchaser of all right, title and interest in the Purchased Receivables and the proceeds thereof. Upon the filing of the financing statements described in Section 3.1(iii) and, in the case of the Subsequently Purchased Receivables hereafter sold to the Purchaser and the proceeds thereof, upon the transfer thereof to the Purchaser, the Purchaser shall have a first priority perfected ownership interest in all of the property described in Section 2.1(a) (except to the extent such first priority perfected security interest was assigned to the Trustee pursuant to the Indenture). Except as otherwise provided in this Agreement, neither the Originator nor any Subsidiary of Conn other than Purchaser nor any Person claiming through or under the Originator or any Subsidiary of Conn other than Purchaser has any claim to or interest in any Trust Account or the Post Office Box.

     (k) Installment Contract Receivables. With respect to each Purchased Receivable that is an Installment Contract Receivable, the related Installment Contract Receivable (i) arises in connection with a bona fide final sale and delivery of Merchandise by Originator as stated in the ordinary course of business, (ii) is for a liquidated amount as stated in the Records relating thereto, (iii) is enforceable against the Obligor in accordance with its terms,
(iv) is not subject to offset, defense, counterclaim or deduction, (v) bears a signature of an Obligor which is genuine and not forged or unauthorized, or (vi) is an Eligible Receivable except as otherwise reported to the Purchaser pursuant to Section 4.2(a).

     (l) No Material Adverse Change. Since January 31, 2002, there has been no material adverse change in the collectibility of the Receivables or Originator's ability to perform its obligations under any Transaction Document.

     (m) Solvency. Each of the Originator and the Initial Seller is Solvent.

     (n) Perfection Representations. Each of the Originator and the Initial Seller agrees that the representations set forth on Schedule VII hereto shall be a part of this Agreement for all purposes.

                                    ARTICLE V
                                GENERAL COVENANTS

     SECTION 5.1 Affirmative Covenants of the Originator and the Initial Seller. So long as the Purchaser shall have any interest in any Purchased Receivable, the Originator and the Initial Seller, as applicable, shall, unless the Purchaser otherwise consents in writing:

     (a) Financial Statements, Reports, Etc. Deliver or cause to be delivered to the Purchaser and the Trustee:

          (i) as soon as available and in any event within 90 days after the end of each Fiscal Year of the Originator, a balance sheet of the Originator as of the end of such year and statements of income and retained earnings and of source and application of funds of the Originator for the period commencing at the end of the previous Fiscal Year and ending with the end of such year, in each case setting forth comparative figures for the previous Fiscal Year, certified without material qualification in a manner satisfactory to the Purchaser and the Trustee by Ernst & Young or other nationally recognized, independent public accountants acceptable to the Notice Persons, together with a certificate of such accounting firm stating that in the course of the regular audit of the business of the Originator, which audit was conducted in accordance with generally accepted auditing standards in the United States, such accounting firm has obtained no knowledge that a Purchase Termination Event or Incipient Purchase Termination Event has occurred and is continuing, or if, in the opinion of such accounting firm, such a

     Purchase Termination Event or Incipient Purchase Termination Event has occurred and is continuing, a statement as to the nature thereof;

          (ii) as soon as available and in any event within 45 days after the end of each fiscal quarter, quarterly balance sheets and quarterly statements of source and application of funds and quarterly statements of income and retained earnings of the Originator, certified by the chief financial or executive officer of the Originator (or of its general partner, if applicable) (which certification shall state that such balance sheets and statements fairly present the financial condition and results of operations for such fiscal quarter, subject to year-end audit adjustments), delivery of which balance sheets and statements shall be accompanied by a certificate of such chief financial or executive officer to the effect that no Purchase Termination Event or Incipient Purchase Termination Event has occurred and is continuing; and

          (iii) as soon as possible and in any event within three days after any officer of the Originator becomes aware of the occurrence of a Servicer Event of Default, a Purchase Termination Event or Incipient Purchase Termination Event or an event of default under the Retailer Credit Agreement or an event that, with the giving of notice or time elapse, or both, would constitute a Servicer Event of Default, an officer's certificate of the Originator setting forth details of such event and the action that the Servicer or the Originator, as the case may be, proposes to take with respect thereto.

     (b) Compliance with Laws, Etc. Comply, and cause all of the Contracts related to Purchased Receivables to comply, in all material respects with all applicable laws, rules, regulations and orders applicable to the Originator or the Initial Seller, and the Purchased Receivables, including, without limitation, rules and regulations relating to truth in lending, retail installment sales, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices, privacy environmental matters, labor, taxation and ERISA, where in any such case failure to so comply could reasonably be expected to have an adverse impact on the Purchased Receivables or the amount of Collections thereunder. It will comply in all material respects with its obligations under the Contracts related to Purchased Receivables.

     (c) Preservation of Existence. Preserve and maintain in all material respects its corporate or limited partnership existence, as applicable, corporate or limited partnership rights (charter and statutory) and franchises; provided that Originator may change its corporate structure with the prior written consent of the Notice Persons, which shall not be unreasonably withheld; and, provided, further, that, so long as the Performance Guaranty is in full force and effect at such time, the Initial Seller may be dissolved.

     (d) Inspection Rights. Permit the Purchaser, the Trustee, any Notice Person or their duly authorized representatives, attorneys or auditors to inspect the Receivables, the related documents and the related accounts, records and computer systems, software and programs used or maintained by the Originator or the Initial Seller at such times as the Purchaser, the Trustee or any Notice Person may reasonably request. Upon instructions from the Purchaser, the Trustee or any Notice Person, the Originator or the Initial Seller, as applicable, shall provide copies of relevant documents to the Purchaser, the Trustee or any Enhancement Provider, as the case may be.

     (e) Keeping of Records and Books of Account. Maintain and implement, or cause to be maintained or implemented, administrative and operating procedures necessary or advisable for the administration of all Purchased Receivables, and, until the delivery to the Purchaser or its designee, keep and maintain, or cause to be kept and maintained, all documents, books, records and other information necessary or advisable for the administration of all Purchased Receivables.

     (f) Performance and Compliance. Duly fulfill all obligations on its part to be fulfilled under or in connection with the Purchased Receivables, including complying with all requirements of law applicable thereto, and will do nothing to impair the right, title and interest of the Purchaser in the Purchased Receivables; provided, however, that an adjustment or compromise of a Purchased Receivable pursuant to Section 2.5 shall not be deemed to be a violation of this paragraph.

     (g) Location of Records. Keep the chief executive office of the Originator and the Initial Seller located at 3295 College Street, Beaumont, Texas 77701, and keep originals or duplicates of any Records related to Purchased Receivables that it maintains at, and only at, said offices, and neither the Originator nor the Initial Seller will move its chief executive office or permit any Records and books evidencing the Purchased Receivables that it may maintain to be moved unless (i) the Originator or the Initial Seller, as applicable, shall have given to the Purchaser and the Trustee not less than 45 days' prior written notice thereof, clearly describing the new location, and (ii) the Originator or the Initial Seller, as applicable, shall have taken such action, satisfactory to the Purchaser and the Trustee, to maintain the title or ownership of the Purchaser and any security interest of, or any filing in respect of title of, the Purchaser or the Trustee in the Purchased Receivables at all times fully perfected and in full force and effect. Neither the Originator nor the Initial Seller may, in any event, move the location where it conducts any administration of the Receivables from 3295 College Street, Beaumont, Texas 77701, without the prior written consent of the Notice Persons.

     (h) Credit and Collection Policy. Comply in all material respects with the Credit and Collection Policy.

     (i) Insurance. Keep its insurable properties adequately insured at all times by financially sound and responsible insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies of the same or similar size in the same or similar businesses; maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it or any Subsidiary, as the case may be, in such amounts and with such deductibles as are customary with companies of the same or similar size in the same or similar businesses and in the same geographic area; and maintain such other insurance as may be required by law.

     (j) Obligations and Taxes. Pay and discharge promptly when due all material obligations, all sales tax and all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property before the same shall become in default, as well as all material lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a Lien or charge upon such properties or any part thereof; provided, however, that it and each Subsidiary shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and for which the Originator or the Initial Seller, as applicable, shall have set aside on its books adequate reserves with respect thereto.

     (k) Obligations with Respect to Purchased Receivables. Use all reasonable measures to assist the Purchaser in preventing or minimizing any loss being realized on a Purchased Receivable and take all reasonable steps to assist the Purchaser in recovering the full amount of such loss. The Originator and the Initial Seller shall, at their own expense, take any such steps as are necessary to maintain perfection of the security interest created by each Purchased Receivable in the related goods and merchandise subject thereto; provided, however, that the Originator and the Initial Seller shall not be required to file any UCC financing statement with respect to any Obligor.

     (l) Furnishing Copies, Etc. Furnish to the Purchaser and the Trustee (i) upon the Purchaser's or the Trustee's request, a certificate of the chief financial or executive officer of the Originator or the Initial Seller (or of the Originator's or the Initial Seller's general partner, if applicable), as applicable, certifying, as of the date thereof, that no Purchase Termination Event referred to in Section 7.1(b) has occurred and is continuing; (ii) as soon as possible and in any event within one day after the occurrence of any Purchase Termination Event or Incipient Purchase Termination Event, a statement of the chief financial or executive officer of the Originator or the Initial Seller (or of the Originator's or the Initial Seller's general partner, if applicable), as applicable, setting forth details of such Purchase Termination Event or Incipient Purchase Termination Event and the action that the Originator or the Initial Seller, as applicable, proposes to take or has taken with respect thereto; (iii) promptly after obtaining knowledge that a Purchased Receivable was, at the time of the Purchaser's purchase thereof, not an Eligible Receivable (unless specified as such pursuant to Section 4.2(a)), notice thereof; and (iv) promptly following request therefor, such other information, documents, records or reports with respect to the Purchased Receivables or the underlying Contracts or the conditions or operations, financial or otherwise, of the Originator, as the Purchaser or the Trustee may from time to time reasonably request.

     (m) Obligation to Record and Report. To the fullest extent permitted by GAAP and by applicable law, record each purchase of Purchased Receivables as a sale on its books and records, reflect each Purchase in its financial statements as a sale and recognize gain or loss, as the case may be, on each Purchase.

     (n) Continuing Compliance with the Uniform Commercial Code. At its expense perform all acts and execute all documents necessary or reasonably requested by the Purchaser or the Trustee at any time to evidence, perfect, maintain and enforce the title or the security interest of the Purchaser or the Trustee in the Purchased Receivables and the priority thereof. The Originator and the Initial Seller will execute and deliver financing statements relating to or covering the Purchased Receivables sold to the Purchaser (reasonably satisfactory in form and substance to the Purchaser) and the Originator and the Initial Seller will authorize the Purchaser and the Trustee to file one or more financing statements relating to or covering the Purchased Receivables and the other property described in Section 2.1(a). The Originator and the Initial

Seller shall cause each Contract related to a Purchased Receivable to be stamped in a conspicuous place (other than with respect to Contracts purchased on the Initial Closing Date the originals of which have been copied on microfilm or optically scanned and destroyed), and Records relating to the Purchased Receivables to be marked, with a legend stating that it has been sold, assigned and transferred to the Purchaser; provided that, subject to the immediately preceding parenthetical, in the case of the Purchased Receivables purchased on the Initial Closing Date, the Originator and the Initial Seller shall cause each Contract related to such Purchased Receivables to be stamped on or prior to the date that is sixty (60) days after the Initial Closing Date. The Originator and the Initial Seller shall deliver the Receivable Files related to each Contract to the Custodian; provided that while any Records evidencing Purchased Receivables is in custody of the Originator or the Initial Seller, the Originator or the Initial Seller, as applicable, will hold the same for the benefit of the Purchaser. Neither the Originator nor the Initial Seller will execute any effective financing statement (or similar statement or instrument of registration under the laws of any jurisdiction) or statements relating to any Purchased Receivables, except any financing statements filed or to be filed in respect of and covering the purchase of the Purchased Receivables by the Purchaser pursuant to this Agreement and the security interest created in favor of the Trustee pursuant to the Indenture.

     (o) Proceeds of Purchased Receivables. In the event that the Originator or the Initial Seller receives any amounts in respect of Purchased Receivables (including, without limitation, any In-Store Payments), use its best efforts to deposit or otherwise credit, or cause to be deposited or otherwise credited, in accordance with the procedures set forth in Section 2.02 of the Servicing Agreement.

     (p) Sales Tax Refunds. Claim all amounts which may be recovered from the States of Texas or Louisiana or any other state as a rebate or refund of sales taxes paid with respect to Purchased Receivables which became Uncollectible Receivables and pay such amounts to the Purchaser as soon as practical upon receipt from the related state refunding such amounts.

     (q) Further Action Evidencing Purchases. Provide such cooperation, information and assistance, and prepare and supply the Purchaser, the Servicer and the Trustee with such data regarding the performance by the Obligors of their obligations under the Purchased Receivables and the performance by the Originator or the Initial Seller, as the case may be, of its obligations under the Transaction Documents, as may be reasonably requested by the Purchaser, the Servicer, any Notice Person or the Trustee from time to time.

     (r) Financing Statement Changes. Within 30 days after the Originator or Initial Seller makes any change in its, name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with this Agreement seriously misleading within the meaning of
Section 9-506 of the UCC, such Seller shall give the Purchaser notice of any such change and shall file such financing statements or amendments to previously filed financing or continuation statements as may be necessary to continue the perfection of the interest of the Purchaser in the Receivables, the Related Security and the Receivables Files, and the proceeds of the foregoing.

     (s) Insurance Premiums. The Originator or the Initial Seller, as applicable, shall, within sixty (60) days following the Initiation Date for any Purchased Receivable, pay to the appropriate insurance underwriters or agents writing insurance in connection with the Purchased Receivables the amount of insurance premiums financed in accordance with the Credit and Collection Policy with respect to such Purchased Receivable.

     SECTION 5.2 Negative Covenants of the Originator and the Initial Seller. So long as the Purchaser shall have any interest in any Purchased Receivables, neither the Originator nor the Initial Seller shall, unless the Purchaser otherwise consents in writing:

     (a) Liens. Sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien upon or with respect to, any Purchased Receivables, or any Contracts with respect thereto, or assign any right to receive proceeds in respect thereof except as created or imposed by this Agreement or the Indenture.

     (b) Change in Business. Make any material change in the nature of its business as carried on at the date hereof or engage in or conduct any business or activity that is materially inconsistent with such business.

     (c) Extension or Amendment of Purchased Receivables. Extend, amend or otherwise modify, or attempt or purport to extend, amend or, otherwise modify, the terms of any Purchased Receivables, or amend or otherwise modify or waive any term or condition of any underlying Contract with respect thereto, in each case other than in accordance with the Credit and Collection Policy and the terms of the Servicing Agreement and the Indenture.

     (d) Change in Payment Instructions to Obligors. Instruct the Obligors on any Purchased Receivables to make any payments with respect to such Purchased Receivables to any place other than the places specified in Section 6.1.

     (e) Sale of Receivables. Sell Receivables (other than Non-Purchased Receivables) or transfer any interest therein to any Person other than the Purchaser, without the prior written consent of the Notice Persons.

     (f) Cause a Default. Take any action which would cause the Purchaser to be in default under the Indenture, a copy of which has been furnished to each of the Originator and the Initial Seller.

     (g) [Reserved].

     (h) Current Ratio. Permit the ratio of its current assets (determined on a consolidated basis in accordance with GAAP) to its current liabilities (determined on a consolidated basis in accordance with GAAP) to be less than 1.0:1.0 at the end of any fiscal quarter of the Originator.

     (i) Mergers; Sales of Assets. Sell all or substantially all of its property and assets to, or consolidate with or merge into, any other corporation, if the effect of such sale or merger would cause a "default" or an "event of default" under this Agreement or the Indenture. The Originator or the Initial Seller, as applicable, shall promptly provide written notice to each Rating Agency of any such sale, consolidation or merger which would cause a "default" or an "event of default" under this Agreement or the Indenture.

     (j) No Amendments. (i) Amend, supplement or otherwise modify this Agreement or (ii) otherwise take or fail to take any action under this Agreement that could adversely affect the Purchaser's interests hereunder or the Trustee's interests under the Indenture.

     (k) Accounting Changes. Make any material change (i) in accounting treatment and reporting practices except as permitted or required by GAAP, (ii) in tax reporting treatment except as permitted or required by law, (iii) in the calculation or presentation of financial and other information contained in any reports delivered hereunder, or (iv) in any financial policy of the Originator if such change could have an adverse effect on the Purchased Receivables or the collection thereof.

     (l) Maintenance of Separate Existence. (i) Fail to do all things necessary to maintain its existence separate and apart from the Purchaser including, without limitation, maintaining appropriate books and records (including current minute books); (ii) except as required by applicable law, suffer any limitation on the authority of its own directors and officers or partners to conduct its business and affairs in accordance with their independent business judgment, or authorize or suffer any Person other than its own officers and directors or partners to act on its behalf with respect to matters (other than matters customarily delegated to others under powers of attorney) for which a corporation's or limited partnership's own officers and directors or partners would customarily be responsible; (iii) fail to (A) maintain or cause to be maintained by an agent of the Originator or the Initial Seller under the Originator's or the Initial Seller's control physical possession of all its books and records, (B) maintain capitalization adequate for the conduct of its business, (C) account for and manage all of its liabilities separately from those of any other Person, including, without limitation, payment by it of all payroll and other administrative expenses and taxes from its own assets, (D) segregate and identify separately all of its assets from those of any other Person, (E) maintain employees, or pay its employees, officers and agents for services performed for the Originator or the Initial Seller or (F) allocate shared overhead fairly and reasonably; or (iv) commingle its funds with those of the Purchaser or use the Purchaser's funds for other than the uses permitted under the Transaction Documents.

                                   ARTICLE VI
             ADMINISTRATION AND COLLECTION OF PURCHASED RECEIVABLES

     SECTION 6.1 Collection Procedures.

     (a) On or before the Initial Closing Date, the Originator, the Initial Seller and the Purchaser shall have established and shall maintain thereafter the system of collecting and processing Collections of Purchased Receivables in accordance with Section 2.02 of the Servicing Agreement.

     (b) Each of the Originator and the Initial Seller shall cause all In-Store Payments to be (i) processed as soon as possible after such payments are received by the Originator or the Initial Seller, as applicable, but in no event later than the Business Day after such receipt, and (ii) delivered to the Servicer or, if a Daily Payment Event has occurred, deposited in the Collection Account no later than the second Business Day following the date of such receipt.

     (c) Each of the Originator and the Initial Seller and the Purchaser shall deliver to the Servicer or, if a Daily Payment Event has occurred, deposit into the Collection Account all Recoveries received by it within two Business Days after the Date of Processing for such Recovery.

     (d) Any funds held by the Originator or the Initial Seller, as applicable, representing Collections of Purchased Receivables shall, until delivered to the Servicer or deposited in the Collection Account, be held in trust by the Originator or the Initial Seller, as applicable, on behalf of the Trustee as part of the Trust Estate.

     (e) Each of the Originator and the Initial Seller hereby irrevocably waives any right to set off against, or otherwise deduct from, any Collections.

     (f) Each of the Originator and the Initial Seller acknowledges that neither the Originator nor the Initial Seller shall have any right, title or interest in and to any Trust Account and hereby subordinates its rights in the Post Office Box to the Trustee.

     (g) Subject to the consent of the Notice Persons, the Purchaser has the right to suspend In-Store Payments upon one Business Day's notice to the Originator and the Initial Seller. If the Originator and the Initial Seller receive notice from the Purchaser that the Purchaser has suspended In-Store Payments, the Originator and the Initial Seller will inform all Obligors who tender an In-Store Payment at the Originator's or the Initial Seller's locations that the Originator and the Initial Seller can no longer accept In-Store Payments and instruct such Obligors to make their payments at the Purchaser's office or by mail to the Post Office Box. Neither the Originator nor the Initial Seller will accept any In-Store Payments upon receipt of notice of suspension of such right by the Purchaser.

     SECTION 6.2 Purchase Information.

     (a) On each Business Day, to the extent Receivables have been created, the Originator or, with respect to the Initial Receivables, the Initial Seller shall prepare and deliver, to the Purchaser and the Servicer a Purchase Report with respect to Receivables the Date of Processing of which has occurred since the preceding Business Day. Not later than the Distribution Date for each calendar month, a summary of the Purchase Reports for the preceding Monthly Period shall be delivered to the Trustee and the Back-Up Servicer.

     (b) The Purchaser, the Initial Seller and the Originator agree that, upon request of the Purchaser or Servicer, the Originator shall provide the Purchaser or Servicer, as the case may be, with all information required to prepare periodic reports that may be required to be furnished to the Trustee pursuant to the Indenture or the Servicing Agreement, as promptly as possible on each Purchase Date and Business Day, as the case may be, on the basis of the sales and collections figures transmitted the previous day to the Originator's central computer processing center.

     (c) Upon discovery of any error in any report furnished to Purchaser or the Trustee, the Trustee, the Notice Persons, the Purchaser, the Originator and the Initial Seller (if relating to the Initial Receivables) shall confer and shall agree upon any necessary adjustments to correct any such errors. Until correction of such error, all Collections relating to such errors shall be retained in the Collection Account, to the extent such Collections have been deposited in the Collection Account pursuant to the terms hereof. Unless the Trustee has received actual notice of any discrepancy, the Trustee, the Notice Persons and the Purchaser may rely on such reports for all purposes hereunder.

     SECTION 6.3 Compliance Statements. Each of the Originator and the Initial Seller shall deliver, or cause to be delivered, to the Purchaser and the Trustee, (i) on or before April 1, 2003 and (ii) on or before each April 1 thereafter, an officer's certificate signed by the Chief Executive Officer, the President, Executive Vice President or any Senior Vice President of the Originator or the Initial Seller (or of the Originator's or the Initial Seller's general partner, if applicable), dated as of January 31 of such year, stating that (a) a review of the activities of the Originator or the Initial Seller, as applicable, during the preceding 12-month period and of its performance under this Agreement has been made under such officer's supervision and (b) to the best of such officer's knowledge, based on such review, the Originator or the Initial Seller, as applicable, has fulfilled its obligations under this Agreement throughout such year and has complied in all respects with the Credit and Collection Policy, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

     SECTION 6.4 [Reserved].

     SECTION 6.5 Termination. The Originator's obligation to sell Receivables under this Agreement shall terminate on the Purchase Termination Date; provided, however, that finance charges, late charges and other fees, charges and similar items in respect of the Purchased Receivables shall continue to be the property of the Purchaser after the Purchase Termination Date notwithstanding that such amounts may arise or accrue after the Purchase Termination Date.

     SECTION 6.6 Limitation on Liability of the Originator, the Initial Seller and Others. No recourse under or upon any obligation or covenant of this Agreement, or the Purchased Receivables, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, employee, agent, limited partner, officer or director, in its capacity as such, past, present or future, of the Originator, the Initial Seller or of any successor thereto, either directly or through the Originator or the Initial Seller, whether by virtue of any constitutory statute, or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Agreement and the obligations issued hereunder are solely its obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by the incorporators, shareholders, employees, agents, limited partners, officers or directors, as such, of the Originator, the Initial Seller or of any successor thereto, or any of them, because of the creation of the obligations hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Agreement or in the Purchased Receivables or implied therefrom; and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, shareholder, employee, agent, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations or covenants contained in this Agreement or in the Purchased Receivables or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Agreement. The Originator, the Initial Seller, the Purchaser and the Trustee and any director or officer or employee or agent of the Originator, the Initial Seller, the Purchaser or the Trustee may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

     SECTION 6.7 Responsibilities of the Originator. Notwithstanding anything herein to the contrary (i) each of the Originator and the Initial Seller shall perform all its obligations under the Credit and Collection Policy related to the Purchased Receivables to the same extent as if such Purchased Receivables had not been transferred to the Purchaser hereunder, (ii) the exercise by the Purchaser of any of its rights hereunder shall not relieve the Originator or the Initial Seller from its obligations with respect to such Purchased Receivables and (iii) except as provided by law, the Purchaser shall not have any obligation or liability with respect to any Purchased Receivables or the underlying Contracts, nor shall the Purchaser be obligated to perform any of the obligations or duties of the Originator or the Initial Seller thereunder.

     SECTION 6.8 Repossessed Merchandise. The Originator agrees to purchase Merchandise repossessed by the Purchaser from an Obligor. The purchase price payable by the Originator will be the fair market value of such unit of repossessed Merchandise as mutually agreed upon between the Purchaser and the Originator. Additionally, if any Purchased Receivable becomes a Charged-Off Receivable, the Originator agrees to return to the Purchaser the amount (up to the outstanding balance of such Purchased Receivable) of any premium for service maintenance contracts or credit insurance (unless such amount has been paid directly to the Purchaser by the applicable insurance company). Any amounts due to the Purchaser in accordance with this Section (i) shall be paid in cash by the Originator or, if no Purchase Termination Event or Series Pay Out Event has occurred and is continuing, at the Purchaser's option, credited against the principal amount owing on the Originator Note on the next Business Day following such purchase or cancellation, (ii) shall constitute Recoveries and (iii) shall be deposited in the Collection Account. The Purchaser shall be responsible for delivering repossessed Merchandise to the Originator location.

                                  ARTICLE VII
                           PURCHASE TERMINATION EVENTS

     SECTION 7.1 Purchase Termination Events. If any of the following events (each, a "Purchase Termination Event") shall occur and be continuing:

     (a) any representation or warranty made or deemed made by or on behalf of the Originator or the Initial Seller under or in connection with this Agreement or any Purchase Report or other information or report delivered by the Originator or the Initial Seller pursuant hereto shall prove to have been false or incorrect in any material respect when made or deemed made; provided, however, that the falsity or incorrectness of any representation made pursuant to Section 4.2(a) with respect to any Purchased Receivable shall not constitute a Purchase Termination Event so long as the Originator or the Initial Seller, as applicable, has complied with its obligations in respect of such Purchased Receivable pursuant to Section 2.4;

     (b) the Originator or the Initial Seller shall fail to (i) perform or observe any term, covenant or agreement contained in Sections 5.1(c), 5.1(d), 5.1(g), 5.1(h), 5.1(i), 5.1(j), 5.1(k),

5.1(l), 5.1 (m), 5.1 (n), 5.1(o), 5.1(p) or 5.2 or (ii) make any payment or deposit to be made by it hereunder within three Business Days after the same became due and payable;

     (c) the Originator or the Initial Seller shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure shall remain unremedied for ten days;

     (d) the Originator or the Initial Seller shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, shall make a general assignment for the benefit of creditors, or shall take any corporate action to authorize any of the actions set forth above in this subsection (d) or the Originator or the Initial Seller shall be the subject of an Event of Bankruptcy;

     (e) the Originator or the Initial Seller transfers, sells or otherwise disposes of (whether in one transaction or a series of transactions) all or substantially all of its assets; provided that, so long as the Performance Guaranty is in full force and effect, the Initial Seller may be dissolved; or

     (f) the Indenture shall cease to be in full force and effect or a Pay Out Event shall have occurred under the Indenture;

then, and in any such event, the Purchaser may, by notice to the Originator, declare its obligation to purchase Receivables from the Originator to be terminated, whereupon such obligation shall forthwith be terminated; provided, however, that in the case of any event described in subsection (d) above, such termination shall automatically occur upon the happening of such event. No termination under this Section 7.1 of the Purchaser's obligation to purchase Receivables shall affect the then-existing obligations of the Originator or the Initial Seller hereunder (other than the Originator's obligations to sell Receivables to the Purchaser pursuant hereto).

     SECTION 7.2 Remedies. If a Purchase Termination Event has occurred and is continuing:

     (a) The Purchaser (and its assignees) shall have all of the rights and remedies provided to a secured creditor or a purchaser of accounts or chattel paper under the UCC by applicable law in respect thereto.

     (b) The Purchaser (and its assignees) may at any time (i) notify the respective Obligors of the Purchaser's ownership of the Purchased Receivables and may direct that payment of all amounts due or to become due under the Purchased Receivables be made directly to the Purchaser or its designee or (ii) give notice, or require that the Originator and the Initial Servicer, at the Originator's and the Initial Seller's expense, give notice of such ownership to each such Obligor and direct that all payments be made directly to the Purchaser or its designee.

     (c) The Purchaser (and its assignees) may elect to (i) sue for collection on any Purchased Receivables or (ii) sell any Purchased Receivables to any Person for a price that is acceptable to the Purchaser (or its assignees). In connection with any such sale, the Purchaser or its assignees shall have the right to assign its rights under this Agreement to a third-party. Any such Purchased Receivable shall cease to be a Receivable for all purposes under this Agreement as of the effective date of such sale.

     (d) The Originator and the Initial Seller shall, upon the Purchaser's (or its assignee's) request and at the Originator's expense (i) assemble all of the Originator's and the Initial Seller's Records, (ii) deliver such documents to the Purchaser or its designee at a place designated by the Purchaser or, at the Purchaser's option, provide the Purchaser or its designee with access thereto and (iii) deliver to the Purchaser, its designees or assignees all computer programs, material and data necessary to the immediate collection of the Purchased Receivables by the Purchaser, or a party designated by the Purchaser, with or without the participation of the Originator or the Initial Seller.

     (e) Each of the Originator and the Initial Seller hereby irrevocably authorizes the Purchaser or its designee or assignees to take any and all steps in the Originator's or the Initial Seller's name and on the Originator's or the Initial Seller's behalf necessary or desirable, in the reasonable opinion of the Purchaser, designee or assignee, to collect all amounts due under the Purchased Receivables, including, without limitation, endorsing the Originator's or the Initial Seller's name on checks and other instruments representing Collections, enforcing the Purchased Receivables and the underlying Contracts and exercising all rights and remedies in respect thereof.

     (f) The Originator and the Initial Seller will make such arrangements with respect to the collection of the Purchased Receivables as may be reasonably required by the Trustee.

                                  ARTICLE VIII
                                 INDEMNIFICATION

     SECTION 8.1 Indemnities by the Originator and the Initial Seller. Without limiting any other rights that the Purchaser may have hereunder or under applicable law, each of the Originator and the Initial Seller hereby agrees to indemnify the Purchaser (and its assignees) and each Indemnified Party from and against any and all claims, losses and liabilities (including reasonable attorneys' fees) (all the foregoing being collectively referred to as "Indemnified Amounts") arising out of or resulting from this Agreement or in respect of any Receivable or any Contract, excluding, however, Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of the Purchaser or such Indemnified Party, as the case may be (BUT EXPRESSLY INCLUDING IN THE INDEMNITY SET FORTH IN THIS SECTION 8.1, INDEMNIFIED AMOUNTS ATTRIBUTABLE TO THE ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE OF PURCHASER OR SUCH INDEMNIFIED PARTY, IT BEING THE INTENT OF THE PARTIES THAT, TO THE EXTENT PROVIDED IN THIS SECTION 8.1, PURCHASER AND INDEMNIFIED PARTIES SHALL BE INDEMNIFIED FOR THEIR OWN ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE NOT CONSTITUTING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT). Without limiting or being limited by the foregoing, the Originator shall pay on demand to the Purchaser or any Indemnified Party any and all amounts necessary to indemnify such Person from and against any and all Indemnified Amounts relating to or resulting from:

     (a) the sale hereunder of any Receivable that is not at the date of such sale an Eligible Receivable;

     (b) reliance on any representation or warranty or statement made or deemed made by the Originator or the Initial Seller (or any of their respective officers) under or in connection with this Agreement or in any certificate report or document delivered pursuant hereto that, in any such case, shall have been false or incorrect in any material respect when made or deemed made;

     (c) the failure by the Originator or the Initial Seller to comply with any applicable law, rule or regulation with respect to any Receivable or the related Contract, or the nonconformity of any Receivable or the related Contract with any such applicable law, rule or regulation;

     (d) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to the Purchaser's interest in any Purchased Receivables;

     (e) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Purchased Receivable of the Originator or the Initial Seller (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to any such Purchased Receivable or the furnishing or failure to furnish such merchandise or services;

     (f) any failure of the Originator or the Initial Seller to perform its duties or obligations under this Agreement or the applicable Contract;

     (g) any products liability or warranty claim arising out of or in connection with Merchandise that are the subject of any charge pursuant to any Contract;

     (h) the commingling of Collections of Purchased Receivables at any time with other funds of the Originator or the Initial Seller, regardless or whether such commingling shall be permitted by the Transaction Documents;

     (i) any investigation, litigation or proceeding related to this Agreement or in respect of any Purchased Receivable or any Contract;

     (j) the payment by the Purchaser of any taxes owed by the Originator or the Initial Seller, including, but not limited to, federal, state or local income taxes, excise taxes or business taxes;

     (k) the failure to vest, and maintain vested, in the Purchaser a valid and enforceable (A) ownership interest or (B) a first priority perfected security interest in the items described in Section 2.1(a) (except to the extent such first priority perfected security interest was assigned to the Trustee pursuant to the Indenture); or

     (l) the Performance Guaranty shall cease to be effective or to be the legally valid, binding and enforceable obligation of Conn, or Conn shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability of its obligations thereunder.

     Notwithstanding the foregoing, neither the Originator nor the Initial Seller shall under any circumstances indemnify the Purchaser (or its assignees) for any Indemnified Amounts that result solely from a default by an Obligor with respect to a Purchased Receivable other than as described in clause (e) above or resulting from the circumstances described in clauses (a), (c) or (f) above.

                                   ARTICLE IX
                               THE ORIGINATOR NOTE

     SECTION 9.1 Originator Note.

     (a) On the Closing Date, the Purchaser shall issue to the Originator a revolving subordinated note in the form attached hereto as Exhibit A (together with the Initial Seller's note assumed by the Purchaser as amended and restated, collectively, the "Originator Note"). The principal amount of the Originator Note outstanding from time to time shall be determined in accordance with Sections 2.3, 2.4 and 6.8. It is understood and agreed that no cash shall be paid to the Originator in respect of the Originator Note as a result of the principal amount of the Originator Note decreasing pursuant to the calculations in Sections 2.4 and 6.8. Anything to the contrary notwithstanding, the Purchaser shall have the right (but not the obligation) to offset or adjust the Originator Note by any amounts owed by the Originator to the Purchaser under this Agreement.

     (b) Until the Issuer Obligations have been indefeasibly paid in full in cash, no payments (whether for principal or interest) may be made, directly or indirectly, by the Purchaser on the Originator Note except from amounts received by the Purchaser under the Indenture. The Originator agrees not to ask, demand, sue for or take or receive from the Purchaser in cash or other property by set-off (including, without limitation, from or by way of collateral), payment of all or any part of the Originator Note, except as permitted by the Indenture. The Originator agrees that upon any distribution of all or any of the assets of the Purchaser to creditors of the Purchaser upon the dissolution, winding up, total or partial liquidation, arrangement, reorganization, adjustment, protection, relief, or composition of the Purchaser or its debts, any payment or distribution of any kind in respect of the Originator Note that otherwise would be payable or deliverable upon or with respect to the Originator Note, directly or indirectly, by set-off or in any other manner, including, without limitation, from or by way of collateral, shall be paid or delivered directly to the Trustee for application (in the case of cash) to or as collateral (in the case of non-cash property or securities) for the payment or prepayment in full of, the Obligations until the obligations shall have been indefeasibly paid in full in cash. All payments or distributions upon or with respect to the Originator Note that are received by the Originator contrary to the provisions of the Indenture or the Originator Note shall be received in trust for the benefit of the Secured Parties, shall be segregated from other funds and property held by the Originator and shall be forthwith paid over to the Trustee in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to, or held as collateral (in the case of non-cash property or securities) for the payment or prepayment in full of, the Issuer Obligations until the Issuer Obligations shall have been indefeasibly paid in full in cash. The Originator agrees that no payment or distribution to the Secured Parties pursuant to the provisions of the Originator Note shall entitle the Originator to exercise any rights or subrogation in respect thereof until the Obligations shall have been indefeasibly paid in full in cash. The Originator and the Purchaser each hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and the Originator Note and any requirement that any Secured Party protect, secure, perfect or insure any security interest or lien on any property subject thereto or exhaust any right or take any action against the Purchaser or any other Person or any Collateral.

     (c) The Originator agrees and confirms that the Originator Note represents solely the right to receive certain amounts from funds available to the Purchaser under the Indenture and that the Originator Note does not represent a security interest in the Purchased Receivables or their proceeds. No payments may be received, directly or indirectly, by the Originator (and if received, the Originator agrees to return such payments to the Purchaser) on the Originator Note unless all amounts required pursuant to the Indenture to be paid prior to the payments in respect of the Originator Note have been paid.

     (d) The Originator agrees and confirms that the Trustee shall not have any duty whatsoever to the Originator as holder of the Originator Note and that the Trustee shall not be liable to the Originator for any action taken or omitted to be taken with respect to the Originator Note.

     SECTION 9.2 Restrictions on Transfer of Originator Note. Neither any Originator Note, nor any right of the Originator to receive payments thereunder, shall be assigned, transferred, exchanged, pledged, hypothecated, participated or otherwise conveyed unless the Trustee shall have received a non-petition letter in substantially the form attached hereto as Exhibit C.

                                    ARTICLE X
                                  MISCELLANEOUS

     SECTION 10.1 Amendments, Etc. No amendment, modification or waiver of any provision of this Agreement, or consent to any departure by the Originator or the Initial Seller therefrom, shall in any event be effective unless the same shall be in writing and signed by the Purchaser, the Enhancement Providers, the Notice Persons of each Series and the Trustee and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No material amendment of this Agreement shall be effective unless the Trustee shall have received written confirmation by the Rating Agencies that such amendment shall not cause the rating on the then outstanding Notes to be downgraded or withdrawn. The Purchaser shall, promptly following the effective date thereof, provide a copy of each amendment to or consent or waiver under this Agreement to the Trustee, which shall provide each Rating Agency with a copy thereof.

     SECTION 10.2 Notices Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile or cable communication) and mailed, telegraphed, telexed, transmitted, cabled or delivered, if to the Initial Seller, at its address at 3295 College Street, Beaumont, Texas 77701 Attention: David Atnip; if to the Originator, at its address at 3295 College Street, Beaumont, Texas 77701
Attention: David Atnip; if to the Purchaser, at its address at 3295 College Street, Beaumont, Texas 77701 Attention: David Atnip; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall when mailed or telecopied be effective when deposited in the mails, or transmitted by telecopier, respectively, except that notices to the Purchaser pursuant to
Article II shall not be effective until received by the Purchaser.

     SECTION 10.3 No Waiver; Remedies. No failure on the part of the Purchaser to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 10.4 Binding Effect; Governing Law. This Agreement shall be binding upon and inure to the benefit of the Originator, the Initial Seller and the Purchaser and their respective successors and assigns, except that the Originator shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Purchaser and the Notice Persons. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time, after the Purchase Termination Date, until the Purchaser shall not have any interest in any Purchased Receivables and all obligations of the Originator and the Initial Seller hereunder shall have been paid in full; provided, however, that the indemnification provisions of
Article VIII shall be continuing and shall survive any termination of this Agreement. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflict of laws principles thereof (other than Section 5-1401 of the New York General Obligations Law), except that the parties hereto agree that in order to effectuate their intent that this Agreement evidences a sale, the determination of whether the transfer by the Seller of the Purchased Receivables constitutes a sale or whether it constitutes a grant of a security interest, by means of a pledge or otherwise, shall be governed by, and construed in accordance with, the laws of the State of Texas (without regard to the conflict of laws principles thereof), including without limitation ss.9.109(e) of the Texas UCC.

     SECTION 10.5 Costs, Expenses and Taxes. In addition to the rights of indemnification granted to the Purchaser under Article VIII, the Originator and the Initial Seller agree to pay on demand all costs and expenses of the Purchaser and the Trustee in connection with the preparation, execution and delivery of this Agreement, the Indenture and the other agreements and documents to be delivered hereunder and thereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Purchaser and the Trustee with respect thereto and with respect to advising the Purchaser and the Trustee as to their rights and remedies under this Agreement, and all costs and expenses (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement and the documents to be delivered hereunder. In addition, the Originator and the Initial Seller agree to pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents to be delivered hereunder, and agrees to hold the Purchaser harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes and fees.

     SECTION 10.6 No Bankruptcy Petition. Each of the Originator and the Initial Seller covenants and agrees that prior to the date which is one year and one day after the payment in full of all Senior Indebtedness (as defined in the Originator Note) it will not institute against, or join any other Person in instituting against, the Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law. This Section 10.6 shall survive the termination of this Agreement.

     SECTION 10.7 Acknowledgment of Assignments. Each of the Originator and the Initial Seller hereby acknowledges and consents to the assignment by the Purchaser of Purchased Receivables and the rights of the Purchaser under this Agreement to the Trustee pursuant to the Indenture. Each of the Originator and the Initial Seller further acknowledges that, in accordance with the terms of the Indenture, the Trustee may, under certain circumstances exercise some or all of the rights of the Purchaser hereunder.

     SECTION 10.8 Waiver of Setoff. All payments hereunder by the Originator and the Initial Seller to the Purchaser or by the Purchaser to the Originator or the Initial Seller shall be made without setoff, counterclaim or other defense and each of the Purchaser, the Initial Seller and the Originator hereby waives any and all of its rights to assert any right of setoff, counterclaim or other defense to the making of a payment due hereunder to the Originator, the Initial Seller or the Purchaser, as the case may be; provided, however; that, notwithstanding the foregoing, the Purchaser hereby reserves any and all of its rights to assert any such right of setoff, counterclaim or other defense against the Originator or the Initial Seller with respect to the Purchase Price of Receivables purchased from the Originator or the Initial Seller hereunder in the ordinary course of the Purchaser's business.

     SECTION 10.9 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     SECTION 10.10 Counterparts. This Agreement and any amendment or supplement hereto or any waiver granted in connection herewith may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.

     SECTION 10.11 Grant of License to Use Trademarks. For the sole purpose of enabling the Purchaser (or its assignees) to perform the functions of servicing and collecting the Purchased Receivables upon a Purchase Termination Event, each of the Originator and the Initial Seller hereby grants to the Purchaser (or its assignees) an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Originator or the Initial

Seller) to use, license, or sublicense any copyright, trade name, trademark or similar rights or properties now owned or hereafter acquired by the Originator and the Initial Seller, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer and automatic machinery software and programs used for the compilation or printout thereof. The aforementioned servicing and collecting functions shall be performed in accordance with customary business practices and in a manner which will not materially adversely affect any of such licenses or licensed items.

     SECTION 10.12 Jurisdiction; Consent to Service of Process.

     (a) The Originator, the Initial Seller and the Purchaser hereby submit to the nonexclusive jurisdiction of any United States District Court for the Southern District of New York and of any New York state court sitting in New York, New York for purposes of all legal proceedings arising out of, or relating to, the Transaction Documents or the transactions contemplated thereby. The Originator, the Initial Seller and the Purchaser hereby irrevocably waive, to the fullest extent possible, any objection it may now or hereafter have to the venue of any such proceeding and any claim that any such proceeding has been brought in an inconvenient forum. Nothing in this Section 10.12 shall affect the right of the Trustee, any Enhancement Provider or any Noteholder to bring any action or proceeding against the Originator, the Initial Seller and the Purchaser or its property in the courts of other jurisdictions.

     (b) TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF, OR IN CONNECTION WITH, ANY TRANSACTION DOCUMENT OR ANY MATTER ARISING THEREUNDER.

     SECTION 10.13 Third Party Beneficiaries. Each of the Secured Parties shall be third-party beneficiaries of this Agreement.

     SECTION 10.14 Confirmation of Intent. It is the express intent of the parties hereto that the sale to the Purchaser pursuant to Section 2.1 hereof of all of the Originator's and the Initial Seller's right, title and interest, in, to and under (i) all Purchased Receivables now existing and hereafter arising, all newly created Purchased Receivables and all rights (but not the obligations) to, in and under the related Contract, (ii) all moneys due or to become due with respect to the foregoing, (iii) all proceeds of the foregoing including, without limitation, insurance proceeds relating thereto and (iv) all Recoveries on account of Purchased Receivables, in each case shall be treated under applicable state law and Federal bankruptcy law as a sale by the Originator or the Initial Seller, as applicable, to the Purchaser. However, if it is determined contrary to the express intent of the parties that the transfer is not a sale and that all or any portion of the assets described in Section 2.1(a) continue to be property of the Originator or the Initial Seller, then the Originator and the Initial Seller hereby grant to the Purchaser a security interest in all of the Originator's and the Initial Seller's right, title and interest in, to and under all such assets and this Agreement shall constitute a security agreement under applicable law. The Originator, the Initial Seller, the Purchaser and the Trustee shall, to the extent consistent with the Indenture and this Agreement, take such action as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the assets described in Section 2.1(a), such interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the terms of this Agreement and the Indenture.

     SECTION 10.15 [Reserved].

     SECTION 10.16 Section and Paragraph Headings. Section and paragraph headings used in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement.

     SECTION 10.17 Interpretation. The parties hereto acknowledge and agree that all warranties, covenants, indemnities and other obligations of "the Originator" hereunder shall be the joint and several obligations of each Person which is an Originator hereunder.

     SECTION 10.18 Interest. Without limitation to the express intent of the parties set forth in the first sentence of Section 10.14, if the sales contemplated under this Agreement are ever determined to constitute financing arrangements, the parties hereto intend that Purchaser shall conform strictly to usury laws applicable to it, if any. Accordingly, if the transactions contemplated hereby would be usurious under applicable law, if any, then, in that event, notwithstanding anything to the contrary in this Agreement or any other agreement entered into in connection with this Agreement, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received by Purchaser under this Agreement or under any other agreement entered into in connection with this Agreement shall under no circumstances exceed the Highest Lawful Rate and any excess shall be canceled automatically and, if theretofore paid, shall at the option of Purchaser be applied on the principal amount due Purchaser or refunded by Purchaser to the Originator or the Initial Seller, as applicable, and (ii) in the event that the maturity of any amount due is accelerated or in the event of any prepayment or repurchase, then such consideration that constitutes interest under law applicable to Purchaser, may never include more than the Highest Lawful Rate and excess interest, if any, to Purchaser, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration, prepayment or repurchase and, of theretofore paid, shall, at the option of Purchaser be credited by Purchaser on the principal amount due to Purchaser or refunded by Purchaser to Originator or the Initial Seller, as applicable. All sums paid or agreed to be paid to Purchaser for the use, forbearance or detention of sums due hereunder shall, to the extent permitted under applicable law, be amortized, prorated, allocated and spread throughout the full term of the payments until payment in full so that the rate or amount of interest or account of such payments does not exceed the applicable usury ceiling. To the extent that Section 339.004 of the Texas Finance Code is relevant to the Purchasers for purposes of determining the Highest Lawful Rate, Purchaser hereby elects to determine the applicable rate ceiling under such Article by the indicated (weekly) rate ceiling from time to time in effect, subject to Purchaser's right subsequently to change such method in accordance with applicable law and it is the express intent of the parties hereto that Chapter 303 of the Texas Finance Code applies to all Sales occurring under this Agreement.

                            [signature page follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                     CONN FUNDING II, L.P.,
                                     as Purchaser

                                     By:      Conn Funding II GP, L.L.C.,
                                              its general partner


                                     By: /s/ David R. Atnip
                                        ---------------------------------------
                                          Name:  David R. Atnip
                                          Title: Secretary/Treasurer

                                     CONN APPLIANCES, INC.,
                                     as Originator

                                     By: /s/ Thomas J. Frank
                                        ---------------------------------------
                                          Name:  Thomas J. Frank
                                          Title: CEO and Chairman of the Board

                                     CAI, L.P.,
                                     as Originator

                                     By:      Conn Appliances, Inc.,
                                              its general partner


                                     By: /s/ Thomas J. Frank
                                        ---------------------------------------
                                          Name:  Thomas J. Frank
                                          Title: CEO and Chairman of the Board

                                     CONN FUNDING I, L.P.,
                                     as Initial Seller

                                     By:      Conn Funding, L.L.C.,
                                              its general partner


                                     By: /s/ David R. Atnip
                                        ---------------------------------------
                                          Name:  David R. Atnip
                                          Title: Secretary/Treasurer



                                      S-1         Receivables Purchase Agreement

                                                                       EXHIBIT A

                                 ORIGINATOR NOTE

Beaumont, Texas
September 13, 2002

     FOR VALUE RECEIVED, CONN FUNDING II, L.P., a Texas limited partnership ("CFLP") promises to pay to [Conn Appliances, Inc. "Conn")] [CAI, L.P. ("CAI")] at the office of [CAI] at 3295 College Street, Beaumont, Texas 77701, the principal sum equal to the aggregate amount due and owing to [Conn] [CAI] pursuant to Section 2.3 of the Receivables Purchase Agreement as adjusted from time to time pursuant to Section 2.4 and 6.8 of the Receivables Purchase Agreement (as the same may be increased or decreased from time to time), on the Final Maturity Date.

     Section 1.01. Receivables Purchase Agreement. This Note is an "Originator Note" described in, and is subject to the terms and conditions set forth in, the Receivables Purchase Agreement, dated as of September 1, 2002 (as amended, supplemented, or otherwise modified from time to time, the "Receivables Purchase Agreement"), between CFLP, as the Purchaser, and Conn Appliances, Inc., and CAI, collectively as Originator, and Conn Funding I, L.P., as the Initial Seller. Reference is hereby made to the Receivables Purchase Agreement for a statement of certain other rights and obligations of CFLP and [Conn] [CAI]. In the case of any conflict between the terms of this Note and the terms of the Receivables Purchase Agreement, the terms of the Receivables Purchase Agreement shall control.

     Section 1.02. Definitions. Capitalized terms used (but not defined) herein have the meanings ascribed thereto in the Receivables Purchase Agreement or in the Indenture (as defined in the Receivables Purchase Agreement). In addition, as used herein, the following terms have the following meanings:

          "Final Maturity Date" means the date that falls one year and one day after the later of (x) the Purchase Termination Date and (y) the date on which the principal amount of the Notes shall have been reduced to zero and all other amounts payable by CFLP to the Secured Parties under the Transaction Documents shall have been paid in full.

          "Junior Liabilities" means all obligations of CFLP to [Conn] [CAI] under this Note.

          "Senior Agent" means the Trustee.

          "Senior Indebtedness" means all (a) obligations of CFLP under the Indenture dated as of September 1, 2002 (as in effect from time to time, the "Indenture") among CFLP, CAI and Wells Fargo Bank Minnesota, National Association, as Trustee (the "Trustee") and any renewal, extension, restatement or refunding thereof and together with any Series Supplement (the "Indenture") and (b) all obligations of CFLP to the Senior Interest Holders, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due on or before the Final Maturity Date.

          "Senior Interest Holders" means, collectively, the Senior Agent and the Secured Parties.

          "Subordination Provisions" means, collectively, clauses (a) through
     (k) of Section 1.07 hereof.

     Section 1.03. Interest. Subject to the Subordination Provisions, CFLP promises to pay interest on the aggregate unpaid principal amount of this Note outstanding on each day at a variable rate per annum equal to the prime rate as reported by the Wall Street Journal from time to time.

     Section 1.04. Interest Payment Dates. Subject to the Subordination Provisions, CFLP shall pay accrued interest on this Note on each Payment Date and on the Final Maturity Date (or, if any such day is not a Business Day, the next succeeding Business Day). CFLP also shall pay accrued interest on the principal amount of each prepayment hereof on the date of each such prepayment.

     Section 1.05. Basis of Computation. Interest accrued hereunder shall be computed for the actual number of days elapsed on the basis of a 360-day year.

     Section 1.06. Principal Payment Dates. Subject to the Subordination Provisions, any unpaid principal of this Note shall be paid on the Final Maturity Date (or, if such date is not a Business Day, the next succeeding Business Day). Subject to the Subordination Provisions, the principal amount of and accrued interest on this Note may be prepaid on any Business Day without premium or penalty.

     Section 1.07. Subordination Provisions. CFLP covenants and agrees, and [Conn] [CAI] and any other holder of this Note, by its acceptance of this Note, likewise covenants and agrees, that the payment of all Junior Liabilities is hereby expressly subordinated in right of payment to the payment and performance of the Senior Indebtedness to the extent and in the manner set forth in the following clauses of this Section 1.07. To the extent this Section 1.07 conflicts with the terms of the Indenture, the terms of the Indenture shall control.

     (a) No payment or other distribution of CFLP's assets of any kind or character, whether in cash, securities, or other rights or property, shall be made on account of this Note except to the extent such payment or other distribution is (i) permitted under the Indenture and (ii) made pursuant to
Section 1.04 or 1.06 of this Note;

     (b) If an Event of Bankruptcy has occurred with respect to CFLP or the Purchase Termination Date has occurred, then the Senior Indebtedness shall first be paid and performed in full and in cash before [Conn] [CAI] or any other holder of this Note shall be entitled to receive and to retain any payment or distribution in respect of the Junior Liabilities. In order to implement the foregoing: (x) all payments and distributions of any kind or character in respect of the Junior Liabilities to which [Conn] [CAI] or any other holder of this Note would be entitled except for this subsection 1.07(b) shall be made directly to the Senior Agent (for the benefit of the Senior Interest Holders); and (y) [Conn] [CAI] or any other holder of this Note hereby irrevocably agrees that the Senior Agent, in the name of [Conn] [CAI] or any other holder of this Note or otherwise, may demand, sue for, collect, receive and receipt for any and all such payments or distributions, and file, prove and vote or consent in any such proceeding with respect to any and all claims of [Conn] [CAI] or any other holder of this Note relating to the Junior Liabilities, in each case until the Senior Indebtedness shall have been paid and performed in full and in cash.

     (c) In the event that [Conn] [CAI] or any other holder of this Note receives any payment or other distribution of any kind or character from CFLP or from any other source whatsoever, in respect of the Junior Liabilities, other than as expressly permitted by the terms of this Note, such payment or other distribution shall be received in trust for the Senior Interest Holders and shall be turned over by [Conn] [CAI] or any other holder of this Note to the Senior Agent (for the benefit of the Senior Interest Holders) forthwith. All payments and distributions received by the Senior Agent in respect of this Note, to the extent received in or converted into cash, may be applied by the Senior Agent (for the benefit of the Senior Interest Holders) first to the payment of any and all reasonable expenses (including, without limitation, reasonable attorneys' fees and other legal expenses) paid or incurred by the Senior Agent or the Senior Interest Holders in enforcing these Subordination Provisions, or in endeavoring to collect or realize upon the Junior Liabilities, and any balance thereof shall, solely as between [Conn] [CAI] or any other holder of this Note and the Senior Interest Holders, be applied by the Senior Agent toward the payment of the Senior Indebtedness in a manner determined by the Senior Agent to be in accordance with the Indenture; but as between the Purchaser and its creditors, no such payments or distributions of any kind or character shall be deemed to be payments or distributions in respect of the Senior Indebtedness.

     (d) Upon the final payment in full and in cash of all Senior Indebtedness, [Conn] [CAI] or any other holder of this Note shall be subrogated to the rights of the Senior Interest Holders to receive payments or distributions from CFLP that are applicable to the Senior Indebtedness until the Junior Liabilities are paid in full.

     (e) These Subordination Provisions are intended solely for the purpose of defining the relative rights of [Conn] [CAI] or any other holder of this Note, on the one hand, and the Senior Interest Holders, on the other hand. Nothing contained in the Subordination Provisions or elsewhere in this Note is intended to or shall impair, as between CFLP, its creditors (other than the Senior Interest Holders) and [Conn] [CAI] or any other holder of this Note, CFLP's obligation, which is unconditional and absolute, to pay the Junior Liabilities as and when the same shall become due and payable in accordance with the terms hereof and of the Receivables Purchase Agreement or to affect the relative rights of [Conn] [CAI] or any other holder of this Note and creditors of CFLP (other than the Senior Interest Holders).

     (f) [Conn] [CAI] or any other holder of this Note shall not, until the Senior Indebtedness have been finally paid and performed in full and in cash,
(i) cancel, waive, forgive, transfer or assign, or commence legal proceedings to enforce or collect, or subordinate to any obligation of CFLP, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due, other than the Senior Indebtedness, the Junior Liabilities, or any rights in respect thereof or (ii) convert the Junior Liabilities into an equity interest in the Purchaser, unless, in the case of each of clauses (i) and (ii) above, [Conn] [CAI] or any other holder of this Note shall have received the prior written consent of the Senior Agent in each case.

     (g) [Conn] [CAI] or any other holder of this Note shall not, without the advance written consent of the Senior Agent, commence, or join with any other Person in commencing, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law, with respect to CFLP until at least one year and one day shall have passed since the Senior Indebtedness shall have been finally paid and performed in full and in cash.

     (h) If, at any time, any payment (in whole or in part) made with respect to any Senior Indebtedness is rescinded or must be restored or returned by a Senior Interest Holder (whether in connection with any Event of Bankruptcy or otherwise), these Subordination Provisions shall continue to be effective or shall be reinstated, as the case may be, as though such payment had not been made.

     (i) Each of the Senior Interest Holders may, from time to time, to the extent consistent with the Transaction Documents, at its sole discretion, without notice to [Conn] [CAI] or any other holder of this Note, and without waiving any of its rights under these Subordination Provisions, take any or all of the following actions: (i) retain or obtain an interest in any property to secure any of the Senior Indebtedness; (ii) retain or obtain the primary or secondary obligations of any other obligor or obligors with respect to any of the Senior Indebtedness; (iii) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Senior Indebtedness, or release or compromise any obligation of any nature with respect to any of the Senior Indebtedness; (iv) amend, supplement, or otherwise modify any Transaction Document; and (v) release its security interest in, or surrender, release or permit any substitution or exchange for all or any part of any rights or property securing any of the Senior Indebtedness, or extend or renew for one or more periods (whether or not longer than the original period), or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such rights or property.

     (j) [Conn] [CAI] or any other holder of this Note hereby waives: (i) notice of acceptance of these Subordination Provisions by any of the Senior Interest Holders; (ii) notice of the existence, creation, non-payment or non-performance of all or any of the Senior Indebtedness; and (iii) all diligence in enforcement, collection or protection of, or realization upon the Senior Indebtedness, or any thereof, or any security therefor.

     (k) These Subordination Provisions constitute a continuing offer from CFLP to all Persons who become the holders of, or who continue to hold, Senior Indebtedness; and these Subordination Provisions are made for the benefit of the Senior Interest Holders, and the Senior Agent may proceed to enforce such provisions on behalf of each of such Persons.

     Section 1.08. Amendments, Etc. No failure or delay on the part of [Conn] [CAI] or any other holder of this Note in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No amendment, modification or waiver of, or consent with respect to, any provision of this Note shall in any event be effective unless
(a) the same shall be in writing and signed and delivered by CFLP and [Conn] [CAI] or any other holder of this Note, and (b) all consents required for such actions under the Transaction Documents shall have been received by the appropriate Persons.

     Section 1.09. Limitation on Interest. Notwithstanding anything in this Note to the contrary, CFLP shall never be required to pay unearned interest on any amount outstanding hereunder, and shall never be required to pay interest on the principal amount outstanding hereunder, at a rate in excess of the maximum interest rate that may be contracted for, charged or received without violating applicable federal or state law.

     Section 1.10. No Negotiation. This Note is not negotiable.

     Section 1.11. Governing Law. THIS NOTE SHALL GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

     Section 1.12. Captions. Paragraph captions used in this Note are provided solely for convenience of reference only and shall not affect the meaning or interpretation of any provision of this Note.

     IN WITNESS WHEREOF, the undersigned has caused this Note to be executed by its officer thereunto duly authorized on the date first above written.

                                    CONN FUNDING II, L.P.

                                    By:      Conn Funding II GP, L.L.C.,
                                             Its general partner

                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                                                                       EXHIBIT B

                             FORM OF PURCHASE REPORT

                              [ON FILE WITH CONN]

                                                                       EXHIBIT C

                           FORM OF NON-PETITION LETTER

                                                                      SCHEDULE I

                               RECEIVABLE SCHEDULE

                           [ON FILE WITH THE TRUSTEE]



                                  Schedule I-1

                                                                     SCHEDULE II

                       OFFICES WHERE BOOKS, RECORDS, ETC.
                         EVIDENCING RECEIVABLES ARE KEPT

                           Conn Appliances, Inc.:

                                    3295 College Street
                                    Beaumont, Texas 77701

                           CAI, L.P.:

                                    3295 College Street
                                    Beaumont, Texas 77701

                           Conn Funding I, L.P.

                                    3295 College Street
                                    Beaumont, Texas 77701



                                 Schedule II-1

                                                                    SCHEDULE III

                                   [Reserved]



                                 Schedule III-1

                                                                     SCHEDULE IV

                               LIST OF TRADE NAMES

Conn Appliances, Inc., and CAI, L.P.:

         "Appliance Parts & Service"
         "Conn"
         "Conn Appliances"
         "Conn Rental"
         "Conn Service"
         "Conns"
         "Conn's"
         "Conn's Rental"
         "Conn's Service"

Conn Funding I, L.P.:

         None.



                                 Schedule IV-1

                                                                      SCHEDULE V

                        AUTHORIZED OFFICERS OF ORIGINATOR

Name                                Title
----                                -----
Thomas J. Frank                     CEO of Conn Appliances, Inc.

William C. Nylin, Jr.               President of Conn Appliances,
                                    Inc.

C. W. Frank                         Executive Vice President and CFO of
                                    Conn Appliances, Inc.

David R. Atnip                      Secretary, Treasurer and
                                    Senior Vice President of Conn
                                    Appliances, Inc.





                                  Schedule V-1

                                                                     SCHEDULE VI

                   FORM OF REVOLVING CHARGE ACCOUNT AGREEMENT
                            AND INSTALLMENT CONTRACT

                           [ON FILE WITH THE TRUSTEE]



                                 Schedule VI-1

                                                                    SCHEDULE VII

              PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

In addition to the representations, warranties and covenants contained in the Purchase Agreement, the Originator hereby represents, warrants, and covenants to the Trustee as follows on the Closing Date:

                                     General

1. The Purchase Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Purchased Receivables in favor of the Purchaser, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from the Originator.

2. The Purchased Receivables constitute "accounts", "tangible chattel paper" or "electronic chattel paper" within the meaning of the UCC as in effect in the States of Texas and New York.

3. The Trust Accounts constitute either a deposit account or a securities account within the meaning of the UCC as in effect in the States of Texas and New York.

                                    Creation

4. The Originator owns and has good and marketable title to the Purchased Receivables free and clear of any Lien, claim or encumbrance of any Person, excepting only liens for taxes, assessments or similar governmental charges or levies incurred in the ordinary course of business that are not yet due and payable or as to which any applicable grace period shall not have expired, or that are being contested in good faith by proper proceedings and for which adequate reserves have been established, but only so long as foreclosure with respect to such a lien is not imminent and the use and value of the property to which the Lien attaches is not impaired during the pendency of such proceeding.

                                   Perfection:

5. The Originator has caused or will have caused, within ten days after the effective date of the Purchase Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the sale of the Purchased Receivables from the Originator to the Purchaser, and the security interest in the Purchased Receivables granted to the Trustee under the Indenture; and Servicer has in its possession the original copies of such instruments, certificated securities or tangible chattel paper that constitute or evidence the Purchased Receivables, and all financing statements referred to in this paragraph contain a statement that: "A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Trustee."


                                 Schedule VII-1

6. With respect to Purchased Receivables that constitute tangible chattel paper, either:

     (i) All original executed copies of each such tangible chattel paper have been delivered to the Trustee;

     (ii)(A) Such tangible chattel paper is in the possession of the Custodian and the Trustee has received a written acknowledgment from the Custodian that the Custodian is holding such tangible chattel paper solely on behalf and for the benefit of the Trustee; (B) the Originator has marked on or before the date that is sixty (60) days after the Initial Closing Date the authoritative copy of each Contract or lease that constitutes or evidences the Receivables with a legend to the following effect: "[Conn Appliances, Inc.][CAI, L.P.] has sold all its rights and interest herein to Conn Funding II, L.P."; and (C) such Contracts or leases do not have any other marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Purchaser; or

     (iii) A third party custodian received possession of such instruments or tangible chattel paper after the Trustee received a written acknowledgment from such custodian that such custodian is acting solely as agent of the Trustee;

7. With respect to Receivables that constitute electronic chattel paper, either:

     (a) The Originator has caused, or will have caused within ten days of the effective date of the Purchase Agreement, the filing of financing statement against the Originator in favor of the Purchaser in connection herewith describing such Receivables and containing a statement that: "A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Purchaser and the Trustee"; or

     (b) All of the following are true:

          (i) Only one authoritative copy of each such Contract or lease exists; and each such authoritative copy (A) is unique, identifiable and unalterable (other than with the participation of the Purchaser and the Trustee in the case of an addition or amendment of an identified assignee and other than a revision that is readily identifiable as an authorized or unauthorized revision), (B) has been marked with a legend to the following effect: "Authoritative Copy" and (C) has been communicated to and is maintained by the Trustee or a custodian who has acknowledged in writing that it is maintaining the authoritative copy of each electronic chattel paper solely on behalf of and for the benefit of the Purchaser (or the Trustee), or is acting solely as its agent; and

          (ii) the Originator has marked the authoritative copy of each Contract or lease that constitutes or evidences the Receivables with a legend to the following effect: "[Conn Appliances, Inc.][CAI, L.P.] has sold all its rights and interest herein to Conn Funding II, L.P." Such Contract or leases do not have any other marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Purchaser or the Trustee; and


                                 Schedule VII-2

          (iii) the Originator has marked all copies of each Contract or lease that constitute or evidence the Receivables other than the authoritative copy with a legend to the following effect: "This is not an authoritative copy"; and

          (iv) The records evidencing the Receivables have been established in a manner such that (a) all copies or revisions that add or change an identified assignee of the authoritative copy of each such electronic chattel paper must be made with the participation of the Purchaser or the Trustee and (b) all revisions of the authoritative copy of each such electronic chattel paper must be readily identifiable as an authorized or unauthorized revision.

                                    Priority

8. Other than the transfer of the Purchased Receivables to the Purchaser under the Purchase Agreement, the Originator has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Purchased Receivables or the Trust Accounts. The Originator has not authorized the filing of, or is aware of any financing statements against the Originator that include a description of collateral covering the Purchased Receivables or the Trust Accounts other than those that have been released and any financing statement relating to the sale of the Purchased Receivables to the Purchaser, relating to the security interest granted to the Trustee under the Indenture or that has been terminated.

9. The Originator is not aware of any judgment, ERISA or tax lien filings against the Originator.

10. Neither the Originator nor a custodian holding any Collateral that is electronic chattel paper has communicated an authoritative copy of any loan agreement or lease that constitutes or evidences the Receivables to any Person other than the Purchaser or the Trustee.

11. None of the tangible chattel paper or electronic chattel paper that constitutes or evidences the Purchased Receivables has any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Purchaser, other than the security interest assigned to the Trustee pursuant to the Indenture.

12. Survival of Perfection Representations. Notwithstanding any other provision of the Purchase Agreement or any other Transaction Document, the Perfection Representations contained in this Schedule shall be continuing, and remain in full force and effect (notwithstanding any replacement of the Servicer or termination of Servicer's rights to act as such) until such time as the Issuer Obligations under the Indenture have been finally and fully paid and performed.

13. No Waiver. The Purchaser shall not, without satisfying the Rating Agency Condition, waive any of the Perfection Representations.


                                 Schedule VII-3